Exhibit 99.1

Alto Ingredients, Inc. Reports Fourth Quarter and Year-end 2023 Results

- Delivered 2023 Gross Profit of $15.7 Million, Versus Gross Loss of $27.6 Million in 2022 –

- Improved 2023 Net Loss by $13.6 Million and Adjusted EBITDA by $26.5 Million over 2022 –

- Signed Letter of Intent with Vault 44.01 for CO2 Storage -

Pekin, IL, March 11, 2024 – Alto Ingredients, Inc. (NASDAQ: ALTO), a producer and distributor of renewable fuel and essential ingredients and the largest producer of specialty alcohols in the U.S.,  reported its financial results for the quarter and year ended December 31, 2023. For the fourth quarter of 2023, gross loss improved $18.8 million and Adjusted EBITDA improved $19.0 million over the fourth quarter of 2022. For the full year 2023, gross profit improved $43.2 million and Adjusted EBITDA improved $26.5 million over 2022.

“During 2023, our investments to diversify revenue, improve capacity utilization rates, reduce costs and expand operating margins contributed to our financial improvements and positioned Alto for stronger performance in 2024 and beyond,” said Bryon McGregor, President and CEO of Alto Ingredients. “Currently, the overall outlook for 2024 is favorable, which should lead to crush margin improvements over the next few months and produce positive spreads through most of the year. We are conducting ongoing maintenance across our asset portfolio to increase reliability and production run rates that we expect will position Alto well heading into the more robust summer months.”

Alto is implementing a carbon capture and storage (CCS) program. In a separate release issued today, Alto announced it signed a letter of intent with Vault 44.01 to partner for safe and permanent CO2 storage deep underground in a secure geologic reservoir located in close proximity to the company’s Pekin campus, thereby substantially reducing CO2 emissions from the ethanol production process and providing direct value to the surrounding area.

“Additionally, we have prioritized our CCS initiative and are encouraged by recent progress on many aspects, including overall system design, community outreach, financing, EPA application preparation, and vendor negotiations. Further, we are evaluating new options that would enable us to substantially reduce the capital required to pursue CCS, lower our carbon footprint, and reduce our long-term energy costs. Although markets are dynamic, we remain agile and financially prudent and seek to capitalize on the most promising and profitable opportunities. We are enthusiastic about our prospects and confident in our long-term growth strategy,” concluded McGregor.

Financial Results for the Three Months Ended December 31, 2023 Compared to 2022

●	Net sales were $273.6 million, compared to $328.4 million.

●	Cost of goods sold was $276.2 million, compared to $349.8 million.

●	Gross loss was $2.5 million, compared to a gross loss of $21.3 million.

●	Selling, general and administrative expenses were $8.5 million, compared to $7.6 million.

●	An asset impairment charge of $6.0 million resulted from an annual goodwill valuation related to Eagle Alcohol.

●	Operating loss was $17.2 million, compared to an operating loss of $31.1 million.

●	Net loss available to common stockholders was $19.3 million, or $0.26 per share, compared to $33.4 million, or $0.46 per share.

●	Adjusted EBITDA was positive $3.5 million, compared to negative $15.5 million.

Cash and cash equivalents were $30.0 million at December 31, 2023, compared to $36.5 million at December 31, 2022. At December 31, 2023, the company’s borrowing availability was $98.3 million including $33.3 million under the company’s operating line of credit and $65.0 million under its term loan facility, subject to certain conditions.

The company has engaged equipment manufacturers and independent third-party engineers in conjunction with its vendor, Harvesting Technology, to address issues with the Magic Valley facility’s corn oil and high protein system. The team recommended design modifications to achieve the intended production rate, quality, and consistency. To minimize the financial impact of first quarter 2024 negative regional crush margins at the facility and to expedite the installation of additional equipment, the company temporarily hot-idled the plant. The company intends to restart production in the second quarter of 2024, once the upgrades are complete and crush margins have improved.

Financial Results for the Year Ended December 31, 2023 Compared to 2022

●	Net sales were $1,222.9 million, compared to $1,335.6 million.

●	Cost of goods sold was $1,207.3 million, compared to $1,363.2 million.

●	Gross profit was $15.7 million, compared to a gross loss of $27.6 million.

●	Selling, general and administrative expenses were $32.7 million, compared to $31.6 million.

●	Asset impairment charges of $6.5 million consist of the aforementioned $6.0 million related to Eagle Alcohol goodwill and $0.5 million in right of use lease impairment.

●	Operating loss was $23.8 million, compared to an operating loss of $61.4 million.

●	Net loss available to common stockholders was $29.3 million, or $0.40 per share, compared to a loss of $42.9 million, or $0.60 per share.

●	Adjusted EBITDA was positive $20.8 million, compared to negative Adjusted EBITDA of $5.7 million.

To increase transparency to operating physical margins, the company now excludes the impact of unrealized non-cash gains and losses on derivative instruments in calculating Adjusted EBITDA. Unrealized gains and losses on derivatives are commodity price driven, mark-to-market non-cash adjustments of derivative instruments for open positions related to future sales. Reconciliations of prior periods reflecting this change are available on the company’s website.

Fourth Quarter and Year-end 2023 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Monday, March 11, 2024, and will deliver prepared remarks via webcast followed by a question-and-answer session.

The webcast for the conference call can be accessed from Alto Ingredients’ website at www.altoingredients.com. Alternatively, to receive a number and unique PIN by email, register here. To dial directly twenty minutes prior to the scheduled call time, dial (833) 630-0017 domestically and (412) 317-1806 internationally. The webcast will be archived for replay on the Alto Ingredients website for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Monday, March 11, 2024 through 8:00 p.m. Eastern Time on Monday, March 18, 2024. To access the replay, please dial 877-344-7529. International callers should dial 00-1 412-317-0088. The pass code will be 7345177.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited consolidated net income (loss) before interest expense, interest income, provision for income taxes, asset impairments, loss on extinguishment of debt, unrealized derivative gains (losses), acquisition-related expense and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss). Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (NASDAQ: ALTO) produces and distributes renewable fuel and essential ingredients and is the largest producer of specialty alcohols in the United States. Leveraging the unique qualities of its facilities, the company serves customers in a wide range of consumer and commercial products in the Health, Home & Beauty; Food & Beverage; Industry & Agriculture; Essential Ingredients; and Renewable Fuels markets. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ projected outlook, future performance, margin improvements and crush spreads; Alto Ingredients’ plant improvement and other capital projects, including CCS and its financing, costs, timing and effects; the timing and effects of Alto Ingredients’ efforts to correct production rate, quality and consistency challenges of its corn oil and high-protein system at its Magic Valley facility; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business and plans. These factors include, among others, Alto Ingredients’ ability to finalize definitive documentation with Vault on acceptable terms and to fund and execute the CCS project as intended; adverse economic and market conditions, including for renewable fuels, specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; adverse impacts of inflation and supply chain constraints; and the cost, ability to fund, timing and effects of, including the financial and other results deriving from, Alto Ingredients’ plant improvement and other capital projects, including CCS and corn oil and high-protein at Magic Valley, and other business initiatives and strategies. These factors also include, among others, the inherent uncertainty associated with financial and other projections and large-scale capital projects; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the alcohol production, marketing and distribution industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies, including with respect to the Inflation Reduction Act’s tax and other benefits Alto Ingredients expects to derive from CCS; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2023.

Company IR and Media Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755, Investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, LHA Investor Relations, 415-433-3777, Investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Net sales	$273,625	$328,437	$1,222,940	$1,335,621
Cost of goods sold	276,150	349,765	1,207,287	1,363,171
Gross profit (loss)	(2,525)	(21,328)	15,653	(27,550)
Selling, general and administrative expenses	(8,523)	(7,551)	(32,664)	(31,579)
Loss on disposal of assets	(153)	(2,230)	(293)	(2,230)
Asset impairments	(5,970)	—	(6,544)	—
Loss from operations	(17,171)	(31,109)	(23,848)	(61,359)
Income from cash grant	—	—	2,812	22,652
Interest expense, net	(2,126)	(968)	(7,425)	(1,827)
Other income, net	449	930	553	862
Loss before provision for income taxes	(18,848)	(31,147)	(27,908)	(39,672)
Provision for income taxes	97	1,925	97	1,925
Consolidated net loss	$(18,945)	$(33,072)	$(28,005)	$(41,597)
Preferred stock dividends	$(319)	$(319)	$(1,265)	$(1,265)
Net loss available to common stockholders	$(19,264)	$(33,391)	$(29,270)	$(42,862)
Net loss per share, basic and diluted	$(0.26)	$(0.46)	$(0.40)	$(0.60)
Weighted-average shares outstanding, basic and diluted	72,969	73,276	73,339	71,944

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31,	December 31,
ASSETS	2023	2022
Current Assets:
Cash and cash equivalents	$30,014	$36,456
Restricted cash	15,466	13,069
Accounts receivable, net	58,729	68,655
Inventories	52,611	66,628
Derivative instruments	2,412	4,973
Other current assets	9,538	9,340
Total current assets	168,770	199,121
Property and equipment, net	248,748	239,069
Other Assets:
Right of use operating lease assets, net	22,597	18,937
Intangible assets, net	8,498	9,087
Goodwill	—	5,970
Other assets	5,628	6,137
Total other assets	36,723	40,131
Total Assets	$454,241	$478,321

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	December 31,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2023	2022
Current Liabilities:
Accounts payable	$20,752	$28,115
Accrued liabilities	20,205	26,556
Current portion – operating leases	4,333	3,849
Derivative instruments	13,849	6,732
Other current liabilities	6,149	12,765
Total current liabilities	65,288	78,017

Long-term debt, net	82,097	68,356
Operating leases, net of current portion	19,029	15,062
Other liabilities	8,270	8,797
Total Liabilities	174,684	170,232

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of December 31, 2023 and 2022 Series B: 927 shares issued and outstanding as of December 31, 2023 and 2022	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 75,703 and 75,154 shares issued and outstanding as of December 31, 2023 and 2022, respectively	76	75
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of December 31, 2023 and 2022	—	—
Additional paid-in capital	1,040,912	1,040,834
Accumulated other comprehensive income	2,481	1,822
Accumulated deficit	(763,913)	(734,643)
Total Stockholders’ Equity	279,557	308,089
Total Liabilities and Stockholders’ Equity	$454,241	$478,321

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2023	2022	2023	2022
Consolidated net loss	$(18,945)	$(33,072)	$(28,005)	$(41,597)
Adjustments:
Interest expense, net	2,126	968	7,425	1,827
Interest income	(265)	(169)	(854)	(510)
Unrealized derivative losses	8,162	8,037	9,679	4,017
Acquisition-related expense	700	875	2,800	3,500
Asset impairments	5,970	—	6,544	—
Provision for income taxes	97	1,925	97	1,925
Depreciation and amortization expense	5,698	5,973	23,080	25,095
Total adjustments	22,488	17,609	48,771	35,854
Adjusted EBITDA	$3,543	$(15,463)	$20,766	$(5,743)

Segment Financials

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2023	2022	2023	2022
Net sales
Pekin Campus production, recorded as gross:
Alcohol sales	$113,588	$127,775	$502,217	$521,273
Essential ingredient sales	48,483	56,201	217,702	225,871
Intersegment sales	307	353	1,427	1,212
Total Pekin Campus sales	162,378	184,329	721,346	748,356
Marketing and distribution:
Alcohol sales, gross	$46,844	$54,879	$262,587	$227,626
Alcohol sales, net	73	250	365	1,225
Intersegment sales	2,920	3,099	11,654	12,459
Total marketing and distribution sales	49,837	58,228	274,606	241,310

Western production, recorded as gross:
Alcohol sales	$44,496	$62,124	$166,971	$253,605
Essential ingredient sales	16,650	23,461	57,264	90,209
Intersegment sales	35	7	134	22
Total Western production sales	61,181	85,592	224,369	343,836

Corporate and other	3,491	3,747	15,834	15,812
Intersegment eliminations	(3,262)	(3,459)	(13,215)	(13,693)
Net sales as reported	$273,625	$328,437	$1,222,940	$1,335,621
Cost of goods sold:
Pekin Campus production	$163,497	$200,240	$710,088	$772,755
Marketing and distribution	46,311	55,620	259,234	229,288
Western production	65,042	92,260	230,445	353,775
Corporate and other	2,802	3,173	12,122	12,167
Intersegment eliminations	(1,502)	(1,528)	(4,602)	(4,814)
Cost of goods sold as reported	$276,150	$349,765	$1,207,287	$1,363,171
Gross profit (loss):
Pekin Campus production	$(1,119)	$(15,911)	$11,258	$(24,399)
Marketing and distribution	3,526	2,608	15,372	12,022
Western production	(3,861)	(6,668)	(6,076)	(9,939)
Corporate and other	689	574	3,712	3,645
Intersegment eliminations	(1,760)	(1,931)	(8,613)	(8,879)
Gross profit (loss) as reported	$(2,525)	$(21,328)	$15,653	$(27,550)

Sales and Operating Metrics (unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Alcohol Sales (gallons in millions)
Pekin Campus renewable fuel gallons sold	31.8	31.9	136.2	116.1
Western production renewable fuel gallons sold	20.4	23.4	67.0	92.4
Third party renewable fuel gallons sold	20.2	29.5	102.6	117.9
Total renewable fuel gallons sold	72.4	84.8	305.8	326.4
Speciality alcohol gallons sold	20.1	20.2	76.7	92.5
Total gallons sold	92.5	105.0	382.5	418.9

Pekin Campus sales price per gallon	$2.23	$2.50	$2.40	$2.55
Western production sales price per gallon	$2.18	$2.66	$2.49	$2.75
Marketing and distribution sales price per gallon	$2.32	$2.64	$2.56	$2.83
Consolidated total sales price per gallon	$2.24	$2.56	$2.47	$2.64

Alcohol Production (gallons in millions)
Pekin Campus gallons produced	51.6	51.1	209.7	208.8
Western production gallons produced	20.8	22.9	68.1	91.2
Total gallons produced	72.4	74.0	277.8	300

Corn Cost per Bushel
Pekin Campus corn cost per bushel	$5.10	$7.09	$6.32	$7.32
Western production corn cost per bushel	$6.44	$9.20	$7.45	$8.97
Consolidated total corn cost per bushel	$5.46	$7.73	$6.58	$7.77

Average Market Metrics
PLATTS Ethanol price per gallon	$1.96	$2.42	$2.22	$2.47
CME Corn cost per bushel	$4.76	$6.68	$5.64	$6.94
Board crush per gallon(1)	$0.26	$0.03	$0.21	$—

(1) Assumes corn conversion of 2.80 gallons of alcohol per bushel of corn

Sales and Operating Metrics (unaudited) - Continued

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Essential Ingredients Sold (thousand tons)
Pekin Campus:
Distillers grains	80.2	79.8	332.7	334.4
CO2	43.4	43.5	182.4	164.8
Corn wet feed	25.0	20.9	95.0	89.9
Corn dry feed	23.3	18.0	90.6	81.6
Corn oil and germ	18.2	16.8	73.8	66.7
Syrup and other	12.7	13.0	41.2	56.9
Corn meal	9.0	8.0	36.8	32.1
Yeast	6.2	5.4	25.9	23.9
Total Pekin Campus essential ingredients sold	218.0	205.4	878.4	850.3

Western Production:
Distillers grains	152.0	160.9	459.7	643.7
Syrup and other	47.5	19.5	119.1	77.4
CO2	13.8	14.1	55.5	55.8
Corn oil	2.8	2.6	8.0	10.2
Total Western production essential ingredients sold	216.1	197.1	642.3	787.1
Total Essential Ingredients Sold	434.1	402.5	1,520.7	1,637.4
Essential Ingredients Return % (2)
Pekin Campus return	51.9%	42.6%	45.7%	41.3%
Western production return	36.3%	32.7%	33.4%	31.6%
Consolidated total return	46.8%	39.1%	42.4%	37.9%

(2) Essential ingredient revenues as a percentage of total corn costs consumed